Exhibit 99.1
March 6, 2023
If you are considering selling your shares to CMG Partners, LLC and its affiliates, please read this letter.
Dear Stockholder:
You may soon receive, or have already received, materials from CMG Partners, LLC and its affiliates, CMG Income Fund II, LLC, CMG Liquidity Fund, LLC and Blue River Capital, LLC (jointly, “CMG Partners”) related to an unsolicited tender offer to purchase your shares of KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”).
The KBS REIT III board of directors has reviewed the offer from CMG Partners and unanimously recommends that you REJECT their offer.
The following is a list of important considerations in arriving at this recommendation:
•Stockholders who tender their shares to CMG Partners will transfer any opportunity to participate in any future benefits from the ownership of the shares, including potential future distributions, to CMG Partners.
•As admitted by CMG Partners in their offering documents, they are making the offer exclusively for investment purposes with the intent of profiting off the shares they purchase from you and other stockholders. CMG Partners’ offer is at a 55% discount to KBS REIT III’s September 28, 2022, estimated value per share. CMG Partners discloses in their offering letter that they may choose to resell some or all of the Shares they receive in their offer to another party. In their offering documents they disclosure that they recently sold 15,000 shares of KBS REIT III’s common stock and purchased 501.54 shares at prices of $6.59 and $5.05 per share, respectively, in secondary market transactions, which is well above their offer price of $4.02 per share. The fact that CMG Partners currently owns 24,503 shares and is offering to acquire 450,000 additional shares through this tender offer indicates that they believe the shares are worth far more than their offer price.
•It is important to consider that the estimated net asset value per share of KBS REIT III’s common stock, as approved by the board of directors on September 28, 2022, is $9.00.1 Although this does not represent the price that a stockholder could obtain in the secondary market, it is approximately 55% more than the price CMG Partners is offering to purchase your shares with their offer price of $4.02 per share. The September 28, 2022, estimated value per share is based on appraisals of KBS REIT III’s real estate properties as of July 31, 2022. The value of KBS REIT III’s shares will fluctuate in response to developments related to the performance of individual assets in portfolio and the management of those assets, the real estate and finance markets and due to other factors. As such, the estimated value per share does not take into account developments since September 28, 2022. Since that time valuations for U.S. office properties continue to fluctuate and due to the lack of transaction volume for U.S. office properties, there is increased uncertainty with regards to valuations in the current market environment. The continued economic uncertainty and disruptions in the financial markets, including the current economic slowdown, uncertainties in the office market, the rising interest rate environment and inflation, could materially and negatively impact the future demand for office space, resulting in slower overall leasing and an adverse impact to KBS REIT III’s operations and the valuations of KBS REIT III’s investments.

•For reasons outlined above and to preserve liquidity which has been impacted by the current market environment, and as discussed in KBS REIT III’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 17, 2023, the board of directors elected to suspend Ordinary Redemptions. However, Special Redemptions, sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” (as defined in the share redemption program), remain available and are made at the most recent estimated value per share. Our board of directors may amend, suspend, or terminate the share redemption program for any reason upon ten business days’ notice to stockholders.2
•CMG Partners has acknowledged that they are not qualified to appraise real estate and have not made an independent appraisal of KBS REIT III shares and properties.
•Finally, the SEC has cautioned investors about the heightened risk involved with offers of this nature. Additional information about mini-tender offers is available on the SEC’s website, which can be found at www.sec.gov/investor/pubs/minitend.htm. We encourage you to read the information and exercise caution with respect to this and other mini-tender offers.
Please note that CMG Partners is not affiliated with KBS REIT III, KBS Capital Advisors LLC or KBS Capital Markets Group LLC. CMG Partners does not have a copy of the KBS REIT III stockholder list, and their offering materials are mailed by a third party, which has signed an agreement to keep the list confidential.
If you have already tendered your shares to CMG Partners, you have, according to their offering documents, until April 12, 2023, to rescind your tender of shares by following the instructions in their offering materials, including delivering a written notice of withdrawal to CMG Partners at the address noted therein.
Again, the board of directors strongly believes the CMG Partners offer is NOT in the best interest of stockholders and recommends stockholders ignore their offer.
This response, and any updates or changes, will be posted at www.kbs-cmg.com under the KBS Real Estate Investment Trust III, Inc. “Investor Information” section. Such updates or responses will also be filed with the SEC on a Current Report on Form 8-K.
If you have any questions related to CMG Partners’ tender offer, please consult with your financial representative or contact KBS Capital Markets Group LLC at (866) 527-4264.
Thank you for your investment in KBS REIT III.
Sincerely,
Marc DeLuca
Chairman of the Board

1 On September 28, 2022, KBS REIT III’s board of directors approved an estimated value per share of KBS REIT III’s common stock of $9.00 based on (i) appraisals of KBS REIT III’s 17 real estate properties as of July 31, 2022, the estimated value of KBS REIT III’s investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of September 20, 2022, and the estimated value of KBS REIT III’s other assets as of June 30, 2022, less (ii) the estimated value of KBS REIT III’s liabilities as of June 30, 2022, all divided by the number of shares outstanding as of June 30, 2022. For a detailed description of the methodologies, limitations and assumptions used to value KBS REIT III’s assets and liabilities in connection with the calculation of the estimated value per share, please see KBS REIT III’s Current Report on Form 8-K filed with the SEC on September 28, 2022.
2 For the most recent update to the share redemption program, please see KBS REIT III’s Form 8-K filed with the SEC on January 17, 2023. The complete share redemption program document is filed as an exhibit to KBS REIT III’s Current Report on Form 8-K filed with the SEC on April 14, 2022, and is available at the SEC’s website, www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward- looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
These statements are subject to the risk that the future estimated value per share of the Company is lower than the current estimated value per share. The value of the Company’s shares will fluctuate over time. As such, the estimated value per share does not take into account developments in the Company’s portfolio since September 28, 2022. With respect to the estimated value per share, the appraisal methodology for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. The valuation for the Company’s investment in units of Prime US REIT assumes a discount to account for the holding period risk due to the quantity of units held by the Company relative to the normal level of trading volume in Prime US REIT’s units in the public market and expected future volatility. Though the appraisals of the appraised properties and the valuation of the Company’s investment in units of Prime US REIT, with respect to Kroll, and the valuation estimates used in calculating the estimated value per share, with respect to Kroll, KBS Capital Advisors LLC and the Company, are the respective party’s best estimates as of the dates of the respective valuations, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties, the valuation of the Company’s investment in units of Prime US REIT and the estimated value per share. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.
While the Company considered the impact from COVID-19 on the September 28, 2022 estimated value per share, the extent to which the COVID-19 pandemic impacts the Company’s operations depends on future developments, which remain uncertain, including potential changes in customer behavior, such as the continued social acceptance, desirability and perceived economic benefits of work-from-home arrangements, resulting from the COVID-19 pandemic, which could materially and negatively impact the future demand for office space, resulting in slower overall leasing and an adverse impact to the Company’s operations and the valuation of its investments. The Company’s operations and the value of its investments may also be adversely impacted by the current economic slowdown, the rising interest rate environment and inflation, or the public perception that any of these events may continue. Moreover, valuations for U.S. office properties continue to fluctuate due to weakness in the current real estate capital markets as a result of the factors above and the lack of transaction volume for U.S. office properties, increasing the uncertainty of valuations in the current market environment. These risks are not priced into the September 28, 2022, estimated value per share.
The Company may fund distributions from any source including, without limitation, from offering proceeds or borrowings. Distributions paid through September 30, 2022, have been funded with cash flow from operating activities, debt financing and proceeds from asset sales. There are no guarantees that the Company will continue to pay distributions or that distributions at the current rate are sustainable. The Company cannot predict future redemption demand with any certainty. Stockholders may have to hold their shares an indefinite period of time. The Company can provide no assurance that it will be able to provide additional liquidity to stockholders.
These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the period ended March 31, 2022, and September 30, 2022, each as filed with the SEC.